2
   As filed with the Securities and Exchange Commission on September 22, 2003

                                                                  No. 333-85825
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               -------------------
                                 POST-EFFECTIVE
                                 AMENDMENT NO. 1
                                    FORM S-3
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               -------------------
                                  Conseco, Inc.
             (Exact name of registrant as specified in its charter)

           Indiana                                    35-1468632
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
 incorporation or organization)

                            11825 N. Pennsylvania St.
                              Carmel, Indiana 46032
                                 (317) 817-6100
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                               -------------------

                             Karl W. Kindig, Esquire
                                  Conseco, Inc.
                            11825 N. Pennsylvania St.
                              Carmel, Indiana 46032
                                 (317) 817-6708:
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                               -------------------

      Copies of all communications, including communications sent to agent for service, should be sent to:
                                  James S. Rowe
                              Kirkland & Ellis, LLP
                                200 East Randolph
                                Chicago, IL 60601

   Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

                               -------------------

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.[ ]
          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.[X]
          If this Form is filed to registered additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]
          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities act registration statement number of the earlier effective registration statement for the same offering.[ ]
          If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.[ ]

     Pursuant to the Registrant's undertaking in Item 17 of Part II of this Registration Statement, the Registrant hereby withdraws this Registration Statement, including all amendments and exhibits thereto, with respect to the unsold portion of securities registered hereon.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, Conseco, Inc. has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carmel, State of Indiana, on September 10, 2003.

                                     CONSECO, INC.


                                     By:/s/William J. Shea
                                        ----------------------------------------
                                        William J. Shea, President and
                                        Chief Executive Officer


                                     * * * *

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on September 10, 2003.

        Signatures                                   Title
        ----------                                   -----


/s/William J. Shea                    President and Chief Executive Officer and
------------------------------------  Director
William J. Shea


/s/Eugene M. Bullis                   Executive Vice President and Chief
------------------------------------  Financial Officer
Eugene M. Bullis


/s/John R. Kline                      Senior Vice President and Chief
------------------------------------  Accounting Officer
John R. Kline